EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 10, 2013, with respect to the financial statement of Advisors Disciplined Trust 1013, comprising Global Dividend Strategy Portfolio, Series 2013-2Q - A Hartford Investment Management Company ("HIMCO") Portfolio, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-187612) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
April 10, 2013